PETER KIEWIT SONS', INC.
  Kiewit Diversified Group Inc.
    PKS Information Services, Inc.
      PKS Systems Integration, Inc.
       LexiBridge Corporation
       PKS Systems Integration (Ireland) Ltd.
       PKS Systems Integration (Brazil), Inc.
       PKS Systems Integration (UK) Limited
       AmSoft Information Services Limited
         AmSoft Information Services (India) Private Limited PKS Healthcare Systems, Inc.
       Integrated Medical Networks L.L.C.
      PKS Computer Services, Inc.
      PKS Information Services do Brasil Ltda.
      NET Twenty-One, Inc.
    Level 3 Communications, LLC
      Kiewit Diversified Holdings Inc.
        Kiewit Infrastructure Corp.
          United Infrastructure Company
          Kiewit SR91 Corp.
          Kiewit SR91 L.P.
          Express Lanes, Inc.
        Kiewit Telecom Holdings Inc.
          RCN Corporation
          Cable Michigan, Inc.
          Commonwealth Telephone Enterprises, Inc.
        Kiewit Investment Management Corp.
        Peter Kiewit Sons' Co.
        Kiewit Telecommunication Management Company
        KFS Financial LLC
          Retirement Foundations Inc.
          Retirement Foundations Agency Inc.
        Gateway Opportunity Fund
          CompuCook
          DKA
        KMI Continental Land Resources, Inc.
        KMI Continental High Value, Inc.
        KMI Continental Lease 1, Inc.
        KMI Continental Area 1, Inc.
        Continental Holdings Inc.
          Continental Forest Investments, Inc.
            Continental Mineral Sales, Inc.
          Continental Land Sales, Inc.
          KMI Continental Timberlands, Inc.
          KMI Continental Lignite, Inc.
          KMI Continental Jeffersonville, Inc.
          Continental Kiewit Inc.
          CCC Canada Holding, Inc.
          CFS Management Company
          KMI Continental (Wakefield), Inc.
          KMI Continental Lake City, Inc.
        Kiewit Energy Group Inc.
          Kiewit Coal Properties Inc.
            Decker Coal Company, A Joint Venture
            Black Butte Coal Company, A Joint Venture
            Rosebud Coal Sales Company
            Big Horn Coal Company
              Kiewit Texas Mining Company
                Walnut Creek Mining Company, A Partnership
          BioClean Fuels Inc.
          Kiewit Energy Company
            CalEnergy Company, Inc.
            Kiewit Energy U.K. Inc.
              CE Electric Holdings
                CE Electric UK plc
                  Northern Electric plc
            American Pacific Finance Company II
            Kiewit Energy Pacific Holdings Corp.
              Kiewit Energy International (Bermuda) Ltd.
                CE Luzon Geothermal Power Company, Inc.
                  (Philippines)
                CE Casecnan Water & Energy Company, Inc.
                  (Philippines)
                Himpurna California Energy Ltd. (Bermuda)
                Patuha Power, Ltd. (Bermuda)
                Bali Energy, Ltd. (Bermuda)
                Slupo I B.V.

  PKS Holdings, Inc.
    Kiewit Construction Group Inc.
      Kiewit Construction Company
        Kiewit Pacific Co.
        Kiewit Western Co.
        Grow Tunneling Corp.
        ME Holdings Inc.
          Mass. Electric Construction Co.
            Mass. Electric Securities Corp., Inc.
        Kiewit Engineering Co.
          Ben Holt Company
            The Ben Holt International Co., Inc.
            Kennebec Construction Company
        Kiewit Industrial Co.
          Southern Electrical Contractors, Inc.
          Kiewit International Services Ltd. (inactive)
        Kiewit International Inc.
        Kiewit International Services Inc.
        Peter Kiewit Sons Co. Ltd.
          Canaan Corridor Constructors Corp.
          Les Entreprises Kiewit Ltee
          Kiewit Management Limited
          Kiewit Asphalt Ventures Ltd.
          MIL Offshore Inc.
          Kiewit Engineering Canada Ltd.
          Kiewit Industrial Canada Ltd.
          V.K. Mason Construction Ltd.
            V.K. Mason Inc.
        Kiewit Mining Group Inc.
          Kiewit Alabama Mining Company
          Kiewit Mining Services Inc.
        United Metro Materials Inc.
          Western Equipment Co.
          Sierra Ready Mix and Materials Co.
          Show Low Ready Mix, Inc.
            Show Low Acquisition Company
          Quality Ready Mix, Inc.
        Global Surety & Insurance Co.
        Midwest Agencies, Inc.
        Kiewit Support Services, Inc. (inactive)
        Construcciones Kiewit, S.A. de C.V.
          Kiewit Mazon Constructores, S.A. de C.V.
          Servitec de Sonora, S.A. de C.V.
      Gilbert Southern Corp.
        Guernsey Stone and Construction Company
        Twin Mountain Rock Company
        Twin Mountain Construction II Company
        Bentson Contracting Company
        Gilbert Central Corp.
        Gilbert Western Corp.
        Gilbert Texas Construction Corp.
        Gilbert Industrial Corporation
          Gulf Marine Fabricators, Inc.
          Aker Gulf Marine (Partnership)